Form of Amended Schedule A

Dated as of _____, 2026

Fund	Compensation*	Effective Date
Sterling Capital National Municipal Bond ETF	[REDACTED]	March 23, 2026
Sterling Capital Multi-Strategy Income ETF	[REDACTED]	March 23, 2026
Sterling Capital Hedged Equity Premium Income ETF	[REDACTED]	March 23, 2026
Sterling Capital Enhanced Core Bond ETF**	[REDACTED]	March 23, 2026
Sterling Capital Small Cap Value ETF	[REDACTED]	[], 2026
Sterling Capital Hedged BDC Income ETF	[REDACTED]	[], 2026
Sterling Capital Macro-Led International Equity ETF	[REDACTED]	[], 2026
Sterling Capital AI Leaders ETF	[REDACTED]	[], 2026

*	All fees are computed daily and paid monthly.
**	To take effect upon the completion of the reorganization of Sterling Capital Enhanced Core Bond ETF, a series of Capitol Series Trust, into the Fund, a series of Sterling Capital Funds.

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below as of the day and year first above written.

Sterling Capital Funds

By:
Name:	Todd M. Miller
Title:	Treasurer and Secretary

Sterling Capital Management LLC

By:
Name:	Scott A. Haenni
Title:	Chief Executive Officer